UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 1, 2008

______________________________

NEW WORLD BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-91432	02-0401674
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

340 West Fifth Avenue, Eugene, Oregon 97401
(Address of principal executive offices)

(541) 868-2900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 1, 2008, effective as of March 31, 2008, New World Brands, Inc. (the “Company”) entered into a settlement agreement in relation to a lawsuit entitled Capital Securities, LLC and Blackstone Communications Company v. Carlos Bertonnatti, Worldwide PIN Payment Corp. and Qualmax, Inc., Case No. 2006-15824-CA-01, filed August 10, 2006 in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida (the “Blackstone Litigation”).  As disclosed in the Company’s Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission (the “SEC”) on November 19, August 20, and May 21, 2007, and the Company’s Annual Report on Form 10-KSB filed with the SEC on April 17, 2007, the facts underlying the Blackstone Litigation relate to a contract between defendant Worldwide PIN Payment Corp. and plaintiffs, and a third party, to plaintiffs’ allegations of misappropriation of trade secrets and corporate opportunity, and to claims that defendants, or some of them, tortiously interfered with plaintiffs’ contract with a third party.

Pursuant to the settlement agreement the Company has agreed to pay plaintiffs the sum of $50,000 toward plaintiffs’ costs of litigation, and in exchange, plaintiffs have released the Company from all claims asserted by plaintiffs or otherwise arising against the Company and have agreed to dismiss all claims against the Company with prejudice.

Item 9.01      Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.    Description

10.1        Settlement Agreement, effective March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    NEW WORLD BRANDS, INC.

                    By: /s/ M. David Kamrat
                       Name: M. David Kamrat
                           Title:   Chief Executive Officer

Date:   April 7, 2008